Filing Pursuant to Rule 424(b)(3)
Registration Statement No. 333-112296

PROSPECTUS SUPPLEMENT NO. 1
(To Prospectus dated February 17, 2004)

ADVANCED VIRAL RESEARCH CORP.
Common Stock

     This prospectus supplement no. 1 adds to the information contained in the prospectus dated February 17, 2004 of Advanced Viral Research Corp. The prospectus relates to the offer and sale from time to time of up to 262,519,658 shares of common stock by the selling security holders named therein.

Alan Gallantar resigned as the Chief Financial Officer and Treasurer of Advanced Viral Research Corp. (the “Company”), effective April 19, 2004. On April 19, 2004, the Company appointed Martin Bookman as acting Chief Financial Officer and Treasurer.

     This prospectus supplement no. 1 should be read in conjunction with, and may not be delivered or utilized without the prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES
OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus supplement no. 1 is April 23, 2004.